Exhibit 1(c)

                          ASSET ALLOCATION PORTFOLIOS

                              AMENDED AND RESTATED
                   ESTABLISHMENT AND DESIGNATION OF SERIES OF
                    BENEFICIAL INTERESTS (WITHOUT PAR VALUE)


      Pursuant to Section 6.2 of the Declaration of Trust, dated December 14, 1995, as amended (the "Declaration of Trust"), of Asset Allocation Portfolios (the "Trust"), the undersigned, being a majority of the Trustees of the Trust, do hereby amend and restate the Trust's existing Establishment and Designation of Series of Beneficial Interests (without par value) in order to change the names of two series of Interests (as defined in the Declaration of Trust) which were previously established and designated and to eliminate the establishment and designation of two series of Interests which were previously established and designated. No other changes to the special and relative rights of the existing series are intended by this amendment and restatement. This amendment and restatement shall become effective on such date as any officer of the Trust may select by written notice to the Trust.

1.    The series shall be as follows:

        The series previously designated as Large Capitalization Value
           Portfolio shall be redesignated as "Large Cap Value Portfolio."

        The series previously designated as Small Capitalization Value
           Portfolio shall be redesignated as "Small Cap Value Portfolio."

        The series previously designated as Large Capitalization Growth
           Portfolio, no Interests therein being outstanding, is hereby eliminated.

        The series previously designated as Small Capitalization Growth
           Portfolio, no Interests therein being outstanding, is hereby eliminated.

        The remaining series are as follows:
                Asset Allocation Portfolio 100;
                Asset Allocation Portfolio 200;
                Asset Allocation Portfolio 300;
                Asset Allocation Portfolio 400;
                Asset Allocation Portfolio 500;
                Intermediate Income Portfolio;
                Short-Term Portfolio;
                International Portfolio; and
                Foreign Bond Portfolio.


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2. Each series shall be authorized to hold cash, invest in securities, instruments and other property and use investment techniques as from time to time described in the Trust's then currently effective registration statement under the Investment Company Act of 1940, as amended, to the extent pertaining to the offering of Interests of such series. Each Interest of each series shall have such redemption, voting and liquidation rights and shall represent such proportionate ownership in the series as provided generally in the Declaration of Trust. The proceeds of sales of Interests of each series, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to such series, unless otherwise required by law.

3. Investors in each series shall vote separately as a class on any matter to the extent required by, and any matter shall have been deemed effectively acted upon with respect to such series as provided in, Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and the Declaration of Trust.

4. The assets and liabilities of the Trust shall be allocated to each series as set forth in Section 6.2 of the Declaration of Trust.

5. Subject to the provisions of Section 6.2 and Article X of the Declaration of Trust, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to change the designation of any series now or hereafter created, or to otherwise change the special and relative rights of any series.

IN WITNESS WHEREOF, the undersigned have executed this instrument at Tucker's Town, Bermuda as of the 8th day of August, 1997.


Elliott J. Berv                           Mark T. Finn
-------------------------------           ---------------------------------
ELLIOTT J. BERV                           MARK T. FINN
As Trustee and Not Individually           As Trustee and Not Individually


Philip W. Coolidge                        Walter E. Robb, III
-------------------------------           ---------------------------------
PHILIP W. COOLIDGE                        WALTER E. ROBB, III
As Trustee and Not Individually           As Trustee and Not Individually


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Asset Allocation Portfolios
c/o Signature Financial Group (Cayman) Ltd.
Elizabethan Square
George Town
Grand Cayman, BWI


      I, Susan Jakuboski, hereby certify that I am the duly elected, qualified and acting Assistant Secretary of Asset Allocation Portfolios, a New York trust (the "Trust"), and, pursuant to authority granted by the Board of Trustees of the Trust at a meeting held on August 8, 1997, do hereby give notice that the Amended and Restated Establishment and Designation of Series of Beneficial Interests (without par value) of the Trust, as executed by the Trustees of the Trust on August 8, 1997, shall become effective as of November 1, 1997.


      IN WITNESS WHEREOF, I have hereunto signed my name at Hamilton, Bermuda this 14th day of October, 1997.


                                Susan Jakuboski
                                -------------------------------
                                Susan Jakuboski, Assistant Secretary